                                                                     EXHIBIT 1.1

                                  STOCKWALK.COM

                     % CONVERTIBLE SUBORDINATED NOTES DUE 2005
                  ---
                                 ---------------

                             UNDERWRITING AGREEMENT
                             ----------------------

                                  ------------


                                                                          , 2000
                                                           ---------------
Southwest Securities, Inc.,
Miller, Johnson & Kuehn, Inc.,
  As representatives of the several
  Underwriters named in Schedule I hereto, c/o Southwest Securities, Inc.
1201 Elm Street, Suite 3500
Dallas, Texas 75270

Dear Sirs:

         Stockwalk.com Group, Inc., a Minnesota corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $30,000,000 principal amount and, at the election of the Underwriters, up to $4,500,000 additional principal amount of __% Convertible Subordinated Notes due 2005, convertible into shares of Common Stock, par value $0.04 per share ("Stock") of the Company. The aggregate of $30,000,000 principal amount to be sold by the Company is herein called the "Firm Notes" and the aggregate of $4,500,000 additional principal amount to be sold by the Company is herein called the "Optional Notes". The Firm Notes and the Optional Notes that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Notes". The Company has entered into a certain Agreement and Plan of Merger, dated June 5, 2000 (the "Kinnard Agreement"), by and among Kinnard Investments, Inc., a Minnesota corporation ("Kinnard"), the Company and SW Acquisition, Inc., a Minnesota corporation and wholly owned subsidiary of the Company. The Company also has entered into a certain Agreement and Plan of Merger, dated as of June 5, 2000 (the "Steichen Agreement"), by and among R. J. Steichen & Company, a Minnesota corporation ("Steichen"), the Company and SCG Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of the Company.

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (i) A registration statement on Form S-2 (File No. 333-35544) (the "Initial Registration Statement") in respect of the Notes has been filed with the Securities and Exchange Commission (the "Commission"); such Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and,





                                  Exhibit 1.1-1
         excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or such documents incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such Initial Registration Statement, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto but excluding Form T-1 and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the Initial Registration Statement became effective, or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-2 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement);

                  (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to





                                 Exhibit 1.1-2
         the Company by an Underwriter through Southwest Securities, Inc. expressly for use therein;

                  (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Southwest Securities, Inc. expressly for use therein;

                  (iv) There are no subsidiaries of the Company that are material to the financial condition, business or results of operations of the Company other than the subsidiaries listed on Schedule II (each, a "Material Subsidiary");

                  (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

                  (vi) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

                  (vii) The Company and the Material Subsidiaries have been duly incorporated and each is validly existing as a corporation in good standing under the laws of the state of its incorporation, each with power and authority (corporate and other) to own its properties



                                  Exhibit 1.1-3
         and conduct its business as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction; and each other subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                  (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued are fully paid and non-assessable, are not subject to any preemptive or similar rights, have not been issued in violation of federal or state securities laws, and conform to the description thereof contained in the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as described in the Prospectus and there are no outstanding subscriptions, rights warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares or capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Prospectus;

                  (ix) The Notes have been duly authorized and, when issued and delivered, against payment therefor, pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of _________, 2000 (the "Indenture") between the Company and Firstar Bank, N.A., as Trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture will conform to the descriptions thereof in the Prospectus;

                  (x) The issue and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflict, breach, violation or default which would not have a material adverse effect on the Company and it subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or By-




                                  Exhibit 1.1-4
         laws of the Company or any statute or any order, rule or regulation of any court or government agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

                  (xi) Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, as amended, or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                  (xii) The statements set forth in the Prospectus under the caption "Description of Convertible Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Notes and the Stock, under the caption "Certain Federal Tax Considerations" and under the capital "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                  (xiii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future business, financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (xiv) Each of the Company and each subsidiary is not and, after giving effect to the offering and sale of the Notes, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (xv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

                  (xvi) Ernst & Young LLP, who has audited certain financial statements of the Company and its subsidiaries, and KPMG LLP, who has audited certain financial statements of Kinnard and its subsidiaries and Steichen, are independent accountants as required by the Act and the rules and regulations of the Commission thereunder;





                                  Exhibit 1.1-5

                  (xvii) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries, as well as Kinnard and its subsidiaries and Steichen, on the basis stated therein at the respective dates or for the respective periods to which they apply, except as otherwise stated in the Registration Statement; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and the other financial and statistical information and data set forth in the Registration and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

                  (xviii) Other than as set forth in the Prospectus, the Company and each of its subsidiaries have obtained all material environmental permits, licenses and other authorizations required by Federal, state and local law in order to conduct their businesses as described in the Prospectus; the operations of the Company and each of its subsidiaries are at all times, and all times have been, in compliance with all federal, regional, state county or local laws, statutes, ordinances decisional law, rules, regulations, codes, orders, decrees, directives and judgements relating to public health or safety, pollution, damage to or protection of the environment or hazardous or toxic materials, pollutants or contaminants ("Environmental Laws") then applicable to the business of the Company or its subsidiaries or any real property owned or leased by the Company or its subsidiaries, except where the failure to be in compliance would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, except as described in the Prospectus, the Company has not received any notice that it, or any of the real property owned or leased by it; (A) is in violation of the requirements of any Environmental Laws; (B) is the subject of any suit, claim, proceeding, demand, order, investigation or request or demand for information arising under any Environmental Laws; or (C) has actual or potential liability under any Environmental Laws;

                  (xix) The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, except for such licenses, franchises, permits, authorizations, approvals and orders the failure to obtain which will not,



                                  Exhibit 1.1-6
         individually or in the aggregate, have a material adverse effect on the business, financial position, shareholders' equity, results of operations or financial prospects of the Company or its subsidiaries taken as a whole;

                  (xx) The Company and each of its subsidiaries is conducting business in compliance with all applicable statutes, rules, regulations, standards, guides and orders administered or issued by any governmental or regulatory authority in the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not have a material adverse effect on the business, financial position, shareholders' equity, results of operations or financial prospects of the Company or its subsidiaries taken as a whole;

                  (xxi) Except as set forth in the Prospectus or disclosed on
         Schedule IV, no person has any right to require the Company to register any securities under the Act;

                  (xxii) Each of the Company and each Material Subsidiary carries, or is covered by, insurance as is customary for companies similarly situated and engaged in similar businesses in similar industries;

                  (xxiii) No labor disturbances by employees of either the Company or any Material Subsidiary exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company or any Material Subsidiary;

                  (xxiv) To its knowledge, after due investigation, all of the software products used by the Company or any of its subsidiaries, are Year 2000 Compliant (as defined below). "Year 2000 Compliant" means, as applied to a software product, that: (A) such software product will operate and correctly store, represent and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000;
         (B) such software product has been written and tested to support numeric and date transitions from the twentieth century to the twenty-first century, and back (including without limitation all calculations, aging, reporting, printing, displays reversals, disaster and vital records recoveries) without error, corruption or impact to current and/or future operations; and (C) such software product will function without error or interruption related to any date information, specifically including errors or interruptions from functions which may involve date information from more than one century, in each case except where the same could not reasonably be expected to have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole;

                  (xxv) There are no contracts or other documents which are required to be described in the Prospectus or to be filed as exhibits to the Initial Registration Statement by the Act which are not so described or filed;





                                  Exhibit 1.1-7

                  (xxvi) Each of the Company and each Material Subsidiary owns, or possesses adequate rights to use, all material trademarks, service marks, trade names, service names, brand names, logos, trade dress, trademark registrations, service mark registrations, Internet domain names and copyrights necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with any such rights or others except as would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company or its subsidiaries; and, to the best of the Company's knowledge after reasonable investigation, neither the Company nor any of its subsidiaries have infringed or are infringing any trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names or copyrights, which infringement could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company or its subsidiaries;

                  (xxvii) Each of the Company and each Material Subsidiary owns, or possesses adequate rights to use, all material patents necessary for the conduct of its business; no valid United States patent is, or to the knowledge of the Company would be, infringed by the activities of either the Company or any Material Subsidiary, except as would not have a material adverse effect on the business, financial condition, results of operations or prospects of either the Company or any Material Subsidiary; there are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which either the Company or any Material Subsidiary is a party or of which any property of either the Company or any Material Subsidiary is subject, and, to the knowledge of the Company, no actions, suits or judicial proceedings are threatened by governmental authorities or, except as set forth in the Prospectus, others, in each case as would not have a material adverse effect on the business, financial condition, results of operations or prospects of either the Company or any Material Subsidiary, the Company is not aware of any claim by others that either the Company or any Material Subsidiary is infringing or otherwise violating the patents or other intellectual property of others and is not aware of any rights of third parties to any of either the Company's or any Material Subsidiary's patent applications, licenses which could affect materially the use thereof by the Company or its subsidiaries;

                  (xxviii) The Company does not have any obligation or commitment to, directly or indirectly, purchase or otherwise acquire from any person any of its capital stock or other securities, whether by firm commitment or contingent upon the occurrence of any condition;

                  (xxix) The Steichen Agreement has been duly authorized by the Steichen shareholders and is not required to be approved by the Company's shareholders;

                  (xxx) The Company has completed a thorough due diligence review of Kinnard and Steichen and has no reason to believe that any of the representations or warranties of Kinnard or Steichen set forth in the Kinnard Agreement or the Steichen Agreement, as supplemented by the Disclosure Schedule (as such term is defined in each agreement) appended to each agreement, are not true and accurate in all material respects; and

                  (xxxi) The representations and warranties of the Company set forth in the Kinnard Agreement and in the Steichen Agreement, as supplemented by the Company's Disclosure


                                  Exhibit 1.1-8

         Schedule (as such term is defined in each agreement) appended to each agreement, are true and accurate in all material respects and the Company has no reason to believe that either transaction will not be consummated in accordance with the terms set forth in the Kinnard Agreement and in the Steichen Agreement and as described in the Registration Statement.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of __% of the principal amount thereof, plus accrued interest, if any, from _____, 2000 to the Time of Delivery hereunder, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto and
(b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Notes as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Notes as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Optional Notes by a fraction the numerator of which is the maximum aggregate principal amount of Optional Notes which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Notes that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to $4,500,000 aggregate principal amount of Optional Notes, at the purchase price of ___% of the principal amount thereof, for the sole purpose of covering overallotments in the sale of the Firm Notes. Any such election to purchase Optional Notes may be exercised only by written notice from you to the Company, given within a period of 45 calendar days after the date of this Agreement and setting forth the aggregate principal amount of Optional Notes to be purchased and the date on which such Optional Notes are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Notes, the several Underwriters propose to offer the Firm Notes for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global Notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Notes to Southwest Securities, Inc., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of immediately available funds to the Company, by causing DTC to credit the Notes to the account of Southwest Securities, Inc. at DTC. The Company will cause the certificate(s) representing the Notes to be made available for checking at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Southwest Securities, Inc., 1201 Elm Street, Suite 3500, Dallas, Texas 75270 (the "Designated Office"). The time and date of such delivery and payment



                                  Exhibit 1.1-9
shall be, with respect to the Firm Notes, 9:00 a.m., Dallas time, on __________, 2000 or such other time and date as Southwest Securities, Inc. and the Company may agree upon in writing, and with respect to the Optional Notes, 9:00 a.m., Dallas time, on the date specified by Southwest Securities, Inc. in the written notice given by Southwest Securities, Inc. of the Underwriters' election to purchase such Optional Notes, or such other time and date as Southwest Securities, Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Notes is herein called the "First Time of Delivery", such time and date for delivery of the Optional Notes, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents and Notes to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201 (the "Closing Location"), and the Notes will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 3 p.m., Dallas time, on the Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the United States are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which you object promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Notes and the shares of Stock issuable upon conversion of the Notes for offering and sale under the securities laws of such jurisdictions as you may reasonably




                                  Exhibit 1.1-10
         request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to submit to taxation, or to file a general consent to service of process in any jurisdiction;

                  (c) Prior to 10:00 a.m., Dallas time, on the Business Day next succeeding the date of this Agreement to furnish the Underwriters with copies of the Prospectus in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of the issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

                  (e) To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c)) under the Act, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder of the Commission (including, at the option of the Company, Rule 158);

                  (f) During the period beginning from the date hereof and continuing to and including the date 180 days after the effective date of the Prospectus, not to (A) offer, pledge, sell, contract to sell or otherwise dispose of, directly or indirectly, except as provided hereunder, the Stock, Notes or any securities of the Company that are substantially similar to the Notes, including but not limited to any securities that are convertible into or


                                  Exhibit 1.1-11
         exchangeable for, or that represent the right to receive, Stock, Notes or any such substantially similar securities, without your prior written consent (other than pursuant to stock option and restricted stock plans existing on, or upon the conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of, the date of this Agreement), or (B) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Stock or Notes, without your prior written consent, except to the Underwriters pursuant to this Agreement for issuances of capital stock by the Company in connection with potential future acquisitions provided that the shares issuable pursuant to any such acquisitions shall not be transferrable prior to the end of the 180-day period;

                  (g) To furnish to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flow of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (h) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

                  (i) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

                  (j) To use its best efforts to list for quotation, subject to notice of issuance, the Notes on the American Stock Exchange ("AMEX") and to maintain the listing of the Notes for a period of three years after the date of this Agreement.

         6. The Company covenants and agrees with the several Underwriters that, except as provided below, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all


                                  Exhibit 1.1-12
expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Notes on AMEX (v) if applicable, any fees charged by Securities Rating Services for rating the Notes; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes; (vii) the cost of preparing the Notes; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters hereunder, as to the Notes to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its and their obligations hereunder theretofore to be performed and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

                  (b) Hughes & Luce, L.L.P., counsel for the Underwriters, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, with respect to the matters covered in paragraphs
         (vi), (vii), (viii), (xii) and (xvi) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion or opinions, Hughes & Luce, L.L.P. may rely as to all matters of Minnesota law on the opinion of Maun & Simon, PLC referenced below.

                  (c) Maun & Simon, PLC, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Minnesota, with



                                  Exhibit 1.1-13
                  corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                           (ii) The Company has an authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and not subject to any preemptive or similar rights; the shares of Stock initially issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued and fully paid and non-assessable; and the Stock conforms to the description of the Stock contained in the Prospectus; and all issuances of securities of the Company since January 1, 1999 which were not registered under the Act or Blue Sky or state securities laws were exempt from such registration, provided that in rendering such opinion, counsel may, as to factual matters, rely upon certificates of officers of the Company, filings by the Company with the Commission and representations of purchasers of securities of the Company contained in any subscription documents without independent investigation;

                           (iii) Each of the Company and each Material
                  Subsidiary has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and/or certificates of Secretaries of State or other appropriate public officials and in respect of matters of fact upon certificates of officers of either the Company or the appropriate Material Subsidiary, provided that such counsel shall state that they believe that both you and such counsel are justified in relying upon such opinions and certificates and that such counsel furnishes such opinions and certificates to the representatives);

                           (iv) Each Material Subsidiary has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than those described in the Prospectus (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and certificates of Secretaries of State or other appropriate public officials and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates and that such counsel furnishes such opinions and certificates to you);




                                  Exhibit 1.1-14

                           (v) To the best of such counsel's knowledge and other
                  than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (vi) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) The Notes delivered by the Company at the Time
                  of Delivery have been duly authorized, and will be, when issued and delivered against payment therefor in accordance with this Agreement, validly issued, and authenticated and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

                           (viii) The Indenture has been duly authorized,
                  executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

                           (ix) The issue and sale to you of the Notes being
                  delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                           (x) No consent, approval, authorization, order,
                  registration or qualification of or with any such court or governmental agency or body is required to be obtained by or on behalf of the Company for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this




                                  Exhibit 1.1-15

                  Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act, such as may be required under the Act or by the National Association of Securities Dealers, Inc. in connection with the shares of Stock issuable upon conversion of the Notes, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters;

                           (xi) Neither the Company nor any of its subsidiaries
                  is in violation of its Articles of Incorporation, as amended or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which it is a party or by which it or any of its properties may be bound;

                           (xii) The statements set forth in the Prospectus
                  under the caption "Description of Convertible Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Notes and the Stock, under the caption "Certain Federal Tax Considerations", and under the caption "Underwriting", insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects;

                           (xiii) Each of the Company and each subsidiary is not
                  an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                           (xiv) To the best of such counsel's knowledge, except
                  as have been waived at such Time of Delivery, there are no persons with registration or similar rights to have any securities of the Company registered pursuant to the Registration Statement;

                           (xv) To the best of such counsel's knowledge and
                  without independent investigation, the Company and each of its subsidiaries have obtained all environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses except as described in the Prospectus; the Company and each of its subsidiaries are conducting their businesses in compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to be in compliance would not have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, and, except as described in the Prospectus, the Company is not in violation of any Federal or state law or regulation relating to the storage, handling, disposal, release or transportation of hazardous or toxic materials;

                           (xvi) The Registration Statement and the Prospectus
                  and any further amendments and supplements thereto made by the Company prior to such Time of



                                  Exhibit 1.1-16

                  Delivery (other than the financial statements and related schedules and financial and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, except for those referred to in the opinion in paragraph (xii) of this subsection (c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial and statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and financial and statistical data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                           (xvii) Each of the Kinnard Agreement and the Steichen
                  Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by Kinnard and Steichen, constitutes the legal, valid and binding agreement of the Company, Kinnard and Steichen, as applicable, enforceable against each in accordance with their respective terms; and

                           (xviii) The documents incorporated by reference in
                  the Prospectus (other than the financial statements and related schedules and financial and statistical data therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents were so filed, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.




                                  Exhibit 1.1-17

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota (excluding conflict of law rules) and the federal laws of the United States.

                  (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:00 a.m., Dallas time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP and KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto.

                  (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, business, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the representative(s) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                  (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Nasdaq or AMEX; (ii) a suspension or material limitation in trading in the Company's securities; (iii) a general moratorium on commercial banking activities declared by either Federal or New York state authorities; or
         (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the representative(s) makes it impracticable or inadvisable to proceed with the public offering or delivery of the Notes being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                  (g) The Company has obtained and delivered to the Underwriters executed copies of an agreement from those persons named on Schedule III hereto to the effect set forth in Annex II.

                  (h) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such



                                  Exhibit 1.1-18

         Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (d) of this Section and as to such other matters as you may reasonably request; and

                  (i) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement.

         8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Southwest Securities, Inc. expressly for use therein.

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than



                                  Exhibit 1.1-19
under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be



                                  Exhibit 1.1-20
deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Notes on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that they have so arranged for the purchase of such Notes, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

         (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such



                                  Exhibit 1.1-21
arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Notes shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason any Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Notes not so delivered except as provided in Section 6 and Section 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Southwest Securities, Inc. on behalf of you as the representative.

         All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Southwest Securities, Inc. at 1201 Elm Street, Suite 3500, Dallas, Texas 75270, Attention:
Corporate Syndicate Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such



                                  Exhibit 1.1-22

Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is not open for business.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. Southwest Securities, Inc. hereby agrees to act as a "qualified independent underwriter," as such term is defined in Section (b)(15) of Rule 2720 of the NASD Conduct Rules, in connection with the offering contemplated by this Agreement. As a "qualified independent underwriter," Southwest Securities, Inc. shall recommend the minimum yield at which the Notes can be offered to the public and the maximum initial conversion price at which the Notes can be converted into shares of Stock. The Company and Miller, Johnson & Kuehn, Inc. agree that they shall not offer the Notes at a lower yield than such minimum yield or at a conversion price higher than such maximum initial conversion price. Southwest Securities, Inc. represents and warrants that it meets the applicable requirements under Section (b)(15) of Rule 2720 to act as a "qualified independent underwriter" in connection with the offering contemplated by this Agreement.

         If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof for the Company and for each of the representatives plus one counterpart hereof for each counsel and the Custodian, if any, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.







                                  Exhibit 1.1-23

                                   Very truly yours,

                                   STOCKWALK.COM GROUP, INC.



                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


Accepted as of the date hereof:

SOUTHWEST SECURITIES, INC.
MILLER, JOHNSON & KUEHN, INC.


By:      Southwest Securities, Inc.
         On behalf of each of the Underwriters

         By:
            ----------------------------------
         Name:
              --------------------------------
         Title:
               -------------------------------
















                                  Exhibit 1.1-24

                                   SCHEDULE I

                                                                                            AGGREGATE PRINCIPAL
                                                                                                 AMOUNT OF
                                                                                                 OPTIONAL
                                                                  AGGREGATE PRINCIPAL           NOTES TO BE
                                                                       AMOUNT OF               PURCHASED IF
                                                                         FIRM                     MAXIMUM
                                                                      NOTES TO BE                 OPTION
UNDERWRITER                                                            PURCHASED                 EXERCISED
-----------                                                            ---------                 ---------

Southwest Securities, Inc.....................................           000,000                   000,000
Miller, Johnson & Kuehn, Inc..................................
R.J. Steichen & Company.......................................










 ..............................................................             -----------------
     Total....................................................             =================

                                   SCHEDULE II


Miller, Johnson & Kuehn, Incorporated
Online Brokerage Solutions, Inc.
MJK Holdings, Inc.
Stockwalk.com, Inc.
MJK Capital Corporation
MJK Management Services, Inc.
[R. J. Steichen & Company]
[Kinnard Investments, Inc.]

                                  SCHEDULE III


[List of parties to Lock-up Agreement]

                                   SCHEDULE IV
                               REGISTRATION RIGHTS

                                                                         ANNEX I

                             FORM OF COMFORT LETTER
                              FOR ERNST & YOUNG LLP

         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

                  (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon, copies of which have been separately furnished to the Representatives, and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

                  (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                  (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (A) (i) the unaudited consolidated
                  statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                                    (B) any other unaudited income statement
                  data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                                    (C) the unaudited financial statements which
                  were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                                    (D) any unaudited pro forma consolidated
                  condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                                    (E) as of a specified date not more than
                  five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                                    (F) for the period from the date of the
                  latest financial statements included in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, including any documents incorporated by reference, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                             FORM OF COMFORT LETTER
                                  FOR KPMG LLP

         Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent certified public accountants with respect to Kinnard and its subsidiaries and Steichen within the meaning of the Act and the applicable published rules and regulations thereunder;

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of Kinnard and Steichen for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives");

                  (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon, copies of which have been separately furnished to the Representatives, and on the basis of specified procedures including inquiries of officials of Kinnard and Steichen who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (iv)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                  (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of Kinnard and its subsidiaries and Steichen, inspection of the minute books of Kinnard and its subsidiaries and Steichen since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of Kinnard and its subsidiaries and Steichen responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (A) (i) the unaudited consolidated
                  statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                                    (B) as of a specified date not more than
                  five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of Kinnard and its subsidiaries or Steichen, or any decreases in consolidated net current assets or net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, of Kinnard and its subsidiaries or Steichen, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                                    (C) for the period from the date of the
                  latest financial statements included in the Prospectus to the specified date referred to in Clause (B) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (v) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of Kinnard and its subsidiaries or Steichen, which appear in the Prospectus, including any documents incorporated by reference, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of Kinnard and its subsidiaries or Steichen and have found them to be in agreement.

                                    ANNEX II
                             FORM OF LOCK-UP LETTER


MILLER, JOHNSON & KUEHN, INC.
{address}
{address}
{address}

STOCKWALK.COM GROUP, INC.
5500 Wayzata Boulevard, Suite 800
Minneapolis, Minnesota 55416

Dear Sirs:

         Stockwalk.com Group, Inc. (the "Company") intends to file a registration statement with the Securities and Exchange Commission in connection with the public offering (the "Offering") of convertible subordinated notes (the "Notes"), convertible into shares of the Company's Common Stock, $0.04 par value per share (the "Stock").

         To facilitate the marketing of the Notes to be sold by the Company in the Offering, I hereby irrevocably confirm and agree for the benefit of the Company and the underwriters of the Offering as follows:

                  (i) During the period from the date of this letter until the 120th day after the date of the final prospectus relating to the Notes to be sold in the Offering, I will not (1) offer, pledge, sell, contract to sell or otherwise dispose of, directly or indirectly, any Stock (or other securities substantially similar to the Stock or securities convertible or exchangeable into or exercisable for Stock or substantially similar securities) that I now own or will own in the future (beneficially or of record) or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Stock, except that (a) I may transfer such securities to my spouse, parents, siblings and/or lineal descendants of mine or of any such person (each, a "Family Member"), to a trust solely for my benefit and/or the benefit of Family Members, to a corporation wholly owned by me and/or Family Members or to a partnership, all interests in which are owned solely by me and/or Family Members, provided that prior to such transfer any such person or entity shall have executed and delivered to the Company a lock-up agreement substantially in the form of this Agreement, and (b) I may pledge my Stock to a commercial financial institution in the ordinary course of business.

                  (ii) I hereby waive all preemptive rights, rights of first refusal and similar rights (to the extent I have any) under any agreement or arrangement with respect to the offering and sale of the Notes in the Offering and I agree that, during the period specified in clause (i) above, I will not exercise any such rights or require that any

                                   Exhibit A-1

                  Stock or other securities be included in the Offering or registered under the Securities Act of 1933, either in connection with the Offering or otherwise.

                  (iii) The undersigned has not taken and will not take, directly or indirectly, any action which constitutes, or is intended or might reasonably be expected to result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes, or which constitutes a bid for or purchase of, or an attempt to induce any person to purchase, the Notes, Stock or any related security that is prohibited by Regulation M under the Securities Exchange Act of 1934.

         If the closing for any purchase by the underwriters of Notes sold in the Offering has not occurred on or before August 31, 2000, the agreements set forth in this letter will terminate on such date. I understand that there is no assurance that the Offering will be completed.

                                 Very truly yours,



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                                 Signature


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                                 Print Name


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                                 Address







                                  Exhibit A-2